UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Red Violet, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 27, 2020

Dear Fellow Stockholders:

You are cordially invited to join our Board of Directors and senior management for the 2020 annual meeting of stockholders (the “Meeting”) of Red Violet, Inc. to be held on Wednesday, June 3, 2020 at 11:00 a.m. Eastern Time. Due to the public health impact of the coronavirus pandemic and to ensure the health and well-being of our stockholders, employees and other parties, we have decided to forego the physical Meeting in favor of a virtual-only Meeting this year. To participate, vote or submit questions during the Meeting via live webcast, you must register in advance at www.proxydocs.com/RDVT prior to the deadline of Monday, June 1, 2020 at 5:00 p.m. Eastern Time and provide the control number as provided in the proxy card, or voting instruction form. Upon completing your registration, you will receive further instructions via email, including unique links to access the Meeting and to submit questions in advance of the Meeting. Information on how to participate in this year’s Meeting can be found on page 1 of the Proxy Statement.

The formal Notice of Meeting of Stockholders and Proxy Statement describing the matters to be acted upon at the Meeting are contained in the following pages. Stockholders also are entitled to vote on any other matters which properly come before the Meeting.

Your vote is very important to us. Enclosed is a proxy which will enable you to vote your shares on the matters to be considered at the Meeting, even if you are unable to attend the Meeting. Please use the Internet voting system, telephone voting system or mark the proxy to indicate your vote, date and sign the proxy and return it in the enclosed envelope as soon as possible for receipt prior to the Meeting.

On behalf of your Board of Directors, thank you for your confidence in red violet. We look forward to your continued support.

Sincerely,

Derek Dubner

Chief Executive Officer

RED VIOLET, INC.

2650 North Military Trail, Suite 300

Boca Raton, FL 33431

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 3, 2020

To our Stockholders:

The Annual Meeting of Stockholders of Red Violet, Inc. will be held on Wednesday, June 3, 2020 at 11:00 a.m. Eastern Time. Due to the public health impact of the coronavirus pandemic and to ensure the health and well-being of our stockholders, employees and other parties, we have decided to forego the physical Annual Meeting in favor of a virtual-only Annual Meeting this year. To participate, vote or submit questions during the Annual Meeting via live webcast, you must register in advance at www.proxydocs.com/RDVT prior to the deadline of Monday, June 1, 2020 at 5:00 p.m. Eastern Time and provide the control number as provided in the proxy card, or voting instruction form. Upon completing your registration, you will receive further instructions via email, including unique links to access the Annual Meeting and to submit questions in advance of the Annual Meeting. Information on how to participate in this year’s Annual Meeting can be found on page 1 of the Proxy Statement. At the Annual Meeting, our stockholders will be asked to consider and vote upon the following:

(1)	To elect four directors to serve for a one-year term until the 2021 Annual Meeting of Stockholders or until a successor is duly elected and qualified;

(2)	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020;

(3)	An amendment to the Red Violet, Inc. 2018 Stock Incentive Plan (the “2018 Plan”) to increase the number of shares available for issuance under the 2018 Plan;

(4)	To hold a non-binding advisory vote to approve our named executive officers’ compensation; and

(5)	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

The Board of Directors has fixed the close of business on April 17, 2020 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

The enclosed proxy statement contains information pertaining to the matters to be voted on at the annual meeting. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 is being mailed with this proxy statement.

By order of the Board of Directors,

Joshua Weingard

Corporate Secretary

Boca Raton, FL

April 27, 2020

IMPORTANT NOTICE

REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 3, 2020

The accompanying proxy statement and the 2019 Annual Report on Form 10-K are available at www.redviolet.com

YOU ARE REQUESTED, REGARDLESS OF THE NUMBER OF SHARES OWNED, TO SIGN AND

DATE THE ENCLOSED PROXY AND TO MAIL IT PROMPTLY, OR TO USE THE INTERNET

VOTING SYSTEM OR TELEPHONE VOTING SYSTEM SET FORTH IN THE PROXY.

RED VIOLET, INC.

2650 North Military Trail, Suite 300

Boca Raton, FL 33431

PROXY STATEMENT

Annual Meeting of Stockholders

To be held on June 3, 2020

General

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Red Violet, Inc. (the “Board”) of proxies to be voted at our 2020 Annual Meeting of Stockholders (the “Meeting”) and at any and all postponements or adjournments thereof. The Meeting will be held on Wednesday, June 3, 2020 at 11:00 a.m. Eastern Time. Due to the public health impact of the coronavirus pandemic and to ensure the health and well-being of our stockholders, employees and other parties, we have decided to forego the physical Meeting in favor of a virtual-only Meeting this year. To participate, vote or submit questions during the Annual Meeting via live webcast, you must register in advance at www.proxydocs.com/RDVT prior to the deadline of Monday, June 1, 2020 at 5:00 p.m. Eastern Time and provide the control number as provided in the proxy card, or voting instruction form. Upon completing your registration, you will receive further instructions via email, including unique links to access the Meeting and to submit questions in advance of the Meeting. Information on how to participate in this year’s Meeting is set forth below. This proxy statement and the enclosed form of proxy are first being sent to stockholders on or about April 27, 2020. In this proxy statement, Red Violet, Inc. is referred to as “red violet,” the “Company,” “we,” “our,” or “us.”

Purpose of the Meeting

At the Meeting, our stockholders will consider and vote upon the following matters:

(1)	To elect four directors to serve for a one-year term until the 2021 Annual Meeting of Stockholders or until a successor is duly elected and qualified (“Election of Directors Proposal”);

(2)	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020 (“Ratification of Auditor Proposal”);

(3)	An amendment to the Red Violet, Inc. 2018 Stock Incentive Plan (the “2018 Plan”) to increase the number of shares available for issuance under the 2018 Plan (“Amendment to 2018 Plan Proposal”);

(4)	To hold a non-binding advisory vote to approve our named executive officers’ compensation (“Say on Pay Proposal”); and

(5)	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Attending the Virtual Meeting

To participate, vote or submit questions during the Meeting via live webcast, you must register in advance at www.proxydocs.com/RDVT prior to the deadline of Monday, June 1, 2020 at 5:00 p.m. Eastern Time and provide the control number as provided in the proxy card or voting instruction form. Upon completing your registration, you will receive further instructions via email, including unique links to access the Meeting and to submit questions in advance of the Meeting.

Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting. If you encounter any difficulties accessing the virtual meeting during the check-in process, please contact the technical support number that will be posted on the Virtual Meeting login page.

Outstanding Securities and Voting Rights

Only holders of record of the Company’s common stock at the close of business on the Record Date for the Meeting, are entitled to notice of, and to vote at, the Meeting. On the Record Date, we had 11,598,015 shares of common stock outstanding. Each share of common stock is entitled to one vote at the Meeting.

The holders of a majority of the issued and outstanding shares of common stock present at the Meeting, either in person or by proxy, and entitled to vote, constitute a quorum for the transaction of business. Abstentions will be included in determining the presence of a quorum at the Meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Under New York Stock Exchange (“NYSE”) rules, a broker does not have the discretion to vote on any non-routine matter presented at the meeting such as the Election of Directors Proposal, the Amendment to the 2018 Plan Proposal or the Say on Pay Proposal. Under the NYSE rules, a broker does have discretion to vote on the Ratification of Auditor Proposal. As a result, any broker who is a member of the NYSE will not have the discretion to vote on any of the proposals presented at the Meeting, except for the Ratification of Auditor Proposal, if such broker has not received instructions from the beneficial owner of the shares represented.

The Election of Directors Proposal will be determined by a plurality of votes cast. The Ratification of Auditor Proposal, Say on Pay Proposal and Amendment to the 2018 Plan Proposal, and any other proposal properly submitted will be approved by the affirmative vote of the holders of a majority in voting power of the shares of common stock which are present in person or by proxy at the Meeting and entitled to vote. A broker non-vote will have no effect on the proposals. Abstentions will have no effect on the Election of Directors Proposal and will have the same effect as a vote against the Ratification of Auditor Proposal, Say on Pay Proposal and Amendment to the 2018 Plan Proposal.

Proxy Voting

Shares for which proxy cards are properly executed and returned will be voted at the Meeting in accordance with the directions given or, in the absence of directions, will be voted “FOR” Proposal 1 — the Election of Directors Proposal, “FOR” Proposal 2 — the Ratification of Auditor Proposal, “FOR” Proposal 3 — Amendment to the 2018 Plan Proposal and “FOR” Proposal 4 – the Say on Pay Proposal. If other matters are properly presented, the person named in the proxies in the accompanying proxy card will vote in accordance with their discretion with respect to such matters.

Voting by Stockholders of Record.

If you are a stockholder of record (your shares are registered directly in your name with our transfer agent), you may vote by proxy, via the Internet, via telephone, or by mail by following the instructions provided on the proxy card. Stockholders of record who attend the virtual Meeting may vote at the Meeting by using their 12-digit control number as provided in the proxy card.

Voting by Beneficial Owners.

If you are a beneficial owner of shares (your shares are held in the name of a brokerage firm, bank, or other nominee), you may vote by following the instructions provided in the voting instruction form, or other materials provided to you by the brokerage firm, bank, or other nominee that holds your shares. To vote your shares at the virtual Annual Meeting, you must obtain a legal proxy from the brokerage firm, bank, or other nominee that holds your shares, and present such legal proxy from the brokerage firm, bank, or other nominee that holds your shares for admittance to the Annual Meeting. Then you must register at www.proxydocs.com/RDVT using the control number on your proxy card or voting instruction card. The registration deadline is, Monday, June 1, 2020 at 5:00 p.m. Eastern Time. Please be sure to follow instructions found on your proxy card or voting instruction card and subsequent instructions that will be delivered to you via email.

Changing Your Vote.

You may revoke your proxy and change your vote at any time before the final vote at the Meeting. You may vote again on a later date via the Internet or telephone (only your latest Internet proxy or telephone submitted prior to the Meeting will be counted), by signing and returning a new proxy card with a later date, or by attending the virtual Meeting and voting in person. Your attendance at the Meeting will not automatically revoke your proxy, unless you vote again at the Meeting or specifically request in writing that your prior proxy be revoked.

All votes will be tabulated by an Inspector of Elections appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Joshua Weingard, the Company’s Corporate Counsel and Corporate Secretary, has been appointed by the Board as Inspector of Elections for the Meeting. A list of the stockholders entitled to vote at the Meeting will be available at the Company’s executive office, located at 2650 North Military Trail, Suite 300, Boca Raton, Florida 33431, Attention: Corporate Counsel, for a period of ten days before the Meeting and will be available for examination by any stockholder.

The Spin-off

On March 26, 2018, Fluent, Inc. (“Fluent”), formerly known as Cogint, Inc., a Delaware corporation, completed a spin-off (the “Spin-off”) of its risk management business from its digital marketing business by way of a distribution of all the shares of common stock of Fluent’s wholly-owned subsidiary, red violet, to Fluent’s stockholders of record as of March 19, 2018 (the “Spin-off Record Date”) and certain warrant holders. The distribution occurred by way of a pro rata stock distribution to such common stock and warrant holders, each of whom received one share of red violet’s common stock for every 7.5 shares of Fluent’s common stock held on the Spin-off Record Date or to which they were entitled to under their warrants, which resulted in a distribution of a total of 10,266,613 shares of red violet common stock. Upon the Spin-off, red violet owned Fluent subsidiaries which previously operated Fluent’s risk management business. References herein to Fluent refers to Fluent and its predecessor companies.

As a result of the Spin-off, red violet became an independent public company and red violet’s common stock began regular-way trading on The NASDAQ Capital Market (“NASDAQ”) under the symbol “RDVT” on March 27, 2018.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Meeting, we will be electing four directors. Each director will hold office until the 2021 Annual Meeting of Stockholders or until a successor is elected and qualified to serve on the Board. The Board has nominated the four individuals listed below (each a “Nominee,” and together the “Nominees”) based on the recommendation of the Board’s Corporate Governance and Nominating Committee. All of the Nominees are current directors and each nominee has consented to being named in this proxy statement and has agreed to serve as a director if elected. If any Nominee should become unavailable for election, the proxy may be voted for a substitute nominee selected by the persons named in the proxy or the Board may determine to reduce the size of the Board accordingly. The Board is not aware of any existing circumstances likely to render any Nominee unavailable. Under our Bylaws, Nominees are elected by a plurality of votes cast.

The following table sets forth certain information concerning our directors/Nominees:

Name	Position	Director Since
Derek Dubner	Chief Executive Officer and Chairman of the Board	2017
Peter Benz	Director	2018
Steven Rubin	Director	2018
Robert Swayman	Director	2018

Biographical Information About Our Nominees

Derek Dubner, 48, has served as the Chief Executive Officer and a director of the Company since its formation in August 2017 and continuing through the Spin-off. Mr. Dubner was appointed as Interim Chairman of our board of directors in September 2018 and as Chairman of our board of directors in April 2020. Mr. Dubner served as the Chief Executive Officer and a director of Fluent, from March 2016 until the Spin-off. Prior to serving as Fluent’s Chief Executive Officer, Mr. Dubner served as Co-Chief Executive Officer from March 2015 until March 2016, when he was appointed Fluent’s Chief Executive Officer. Mr. Dubner has served as the Chief Executive Officer of our subsidiary IDI Holdings, LLC (“IDI Holdings”), a holding company engaged in the acquisition of operating businesses and the acquisition and development of technology assets across various industries, and its subsidiary, Interactive Data, LLC (“Interactive Data”), since October 2014. Prior to IDI Holdings, Mr. Dubner served as General Counsel of TransUnion Risk and Alternative Data Solutions, Inc. (“TRADS”) from December 2013 to June 2014. Mr. Dubner served as General Counsel and Secretary of TLO, LLC (“TLO”), an information solutions provider, from inception in 2009 to December 2013. Mr. Dubner has over 20 years of experience in the data and analytics industry.

The Board believes Mr. Dubner’s experience as the Company’s Chief Executive Officer, along with his prior executive and managerial experience, provides valuable business, industry, and management advice to the Board.

Peter Benz, 59, has served as a director of the Company since March 2018. Mr. Benz is the Chief Executive Officer of Viking Asset Management, LLC, an asset and investment management company which he founded in 2001. From March 2015 until April 1, 2020, Mr. Benz served as a director of Fluent. From June 2016 until May 2018, Mr. Benz served as a director of Lilis Energy Inc., an onshore oil and natural gas exploration and production company. From January 2012 until its merger with Lilis Energy Inc. in June 2016, Mr. Benz served as a director of Brushy Resources, Inc. (formerly known as Starboard Resources, Inc.), an onshore oil and natural gas exploration and production company, and became its Chairman on November 24, 2015. Mr. Benz also served as a director of Usell.com, a technology-based online marketplace, from October 2014 until January 2018. Mr. Benz served as a director and Chairman of the Board of Optex Systems Holdings, Inc., a manufacturer of optical systems for the defense industry, from November 2014 until August 2017.

The Board believes Mr. Benz’s knowledge and experience in developing companies and capital markets strengthens the Board’s collective qualifications, skills, and experience.

Steven Rubin, 59, has served as a director of the Company since March 2018 and served as a director of Fluent from October 2009 until March 2018. Mr. Rubin has served as the Executive Vice President of OPKO Health, Inc. since May 2007 and a director of OPKO since February 2007. Mr. Rubin currently serves on the board of directors of Non-Invasive Monitoring Systems, Inc., a medical device company, Cocrystal Pharma, Inc., a publicly traded biotechnology company developing new treatments for viral diseases, Eloxx Pharmaceuticals, Inc., a clinical stage biopharmaceutical company dedicated to treating patients suffering from rare and ultra-rare disease caused by premature termination codon nonsense mutations, ChromaDex Corp., a science-based, integrated nutraceutical company devoted to improving the way people age, and Neovasc, Inc., a company that develops and markets medical specialty vascular devices. Mr. Rubin previously served as a director of Castle Brands, Inc., a developer and marketer of premium brand spirits, VBI Vaccines, Inc., a biopharmaceutical company developing next generation vaccines, BioCardia, Inc., clinical-stage regenerative medicine company developing novel therapeutics for cardiovascular diseases, Fluent, Inc., Kidville, Inc., which operates large, upscale facilities, catering to newborns through five-year-old children and their families and offers a wide range of developmental classes for newborns to five-year-olds, Dreams, Inc., a vertically integrated sports licensing and products company, and SafeStitch Medical, Inc. prior to its merger with TransEnterix, Inc. Mr. Rubin also served as the Senior Vice President, General Counsel and Secretary of IVAX Corporation from August 2001 until September 2006. Mr. Rubin served as the Secretary of Ideation Acquisition Corp., a predecessor entity of Fluent, from June 2007 to October 2009.

The Board believes Mr. Rubin’s legal experience, managerial experience, and the knowledge and insight he has attained through his service as a director and officer of several publicly-traded corporations provides valuable business leadership, and management advice to the Board.

Robert Swayman, 65, has served as a director of the Company since March 2018 and served as a director of Fluent from June 2015 until the Spin-off. From 1998 to 2014, Mr. Swayman served as President and Chief Executive Officer of National Alarm Systems, Inc., a company he founded in 1998, prior to its sale in January 2014. From January 2014 through February 2015, Mr. Swayman served as General Manager of ASG Security, which acquired National Alarm Systems. Mr. Swayman served as a director of Healthier Choices Management Corp. (“Healthier Choices”), a company specializing in providing consumers with healthier alternatives to everyday lifestyle choices, from March 4, 2015 to April 17, 2015, and as Executive Vice President of Finance of Healthier Choices. since April 17, 2015. Mr. Swayman is a Certified Public Accountant and holds a B.S. degree in accounting from the State University of New York at Buffalo.

The Board believes Mr. Swayman’s experience as President and Chief Executive Officer of National Alarm Systems, Inc., from 1998 to 2014, as well as his experience as a Certified Public Accountant provides valuable business, leadership, and management advice to the Board.

Vote Required and Board Recommendation

Nominees are elected by a plurality of votes cast at the Meeting.

The Board unanimously recommends a vote “FOR” each Nominee for director.

Director Compensation

New Board members receive 12,000 restricted stock units (“RSUs”) vesting in three equal annual installments beginning on the first anniversary of the grant date when they join the Board. Further, the Compensation Committee is empowered to grant additional equity awards based on an individual director’s contributions to the Company. Board members do not receive any cash compensation for serving on the Board.

On March 29, 2018, each non-employee director was granted 12,000 RSUs vesting in three equal annual installments beginning on the first anniversary of the grant date. Further on March 29, 2018, each of Messrs. Benz, Rubin and Swayman received 4,000 RSUs vesting 100% on the first anniversary of the grant date for serving as Audit Committee members. Mr. Benz and Mr. Rubin each received an additional 4,000 RSUs vesting one year from the grant date for chairing the Audit Committee and Compensation Committee, respectively.

On September 5, 2018, the Compensation Committee granted additional equity awards to the non-employee Board members based on individual director’s contributions to the Company. Messrs. Benz and Rubin received a grant of 25,000 RSUs and Mr. Swayman received a grant of 12,500. Such RSU grants shall not vest unless and until the Company has, for any fiscal quarter in which the RSUs are outstanding (i) gross revenue determined in accordance with the Company’s reviewed or audited financial statements in excess of $7.0 million for such fiscal quarter, (ii) positive adjusted EBITDA, as determined based on amounts derived from the Company’s reviewed or audited financial statements for such fiscal quarter, and (iii) the participant continues to provide services to the Company either as an employee, director or consultant on the last date of the quarter that the performance criteria is met (collectively, the “2018 Performance Criteria”). If the 2018 Performance Criteria are met, the RSUs will vest one-third annually on each of July 1, 2019, July 1, 2020 and July 1, 2021 (“2018 Time-Based Vesting Requirement”). In the event of a change of control, all RSUs which have not vested on the date of such change of control shall immediately vest even if the Performance Criteria has not been met. In August 2019, it was determined that the 2018 Performance Criteria were met and one-third of the original RSU award vested. The remaining RSUs will vest 50% on each of July 1, 2020 and July 1, 2021.

Based on each individual director’s contributions to the Company, on October 28, 2019, the Compensation Committee awarded each of Mr. Benz and Mr. Rubin a grant of 12,500 RSUs and Mr. Swayman a grant of 8,000 RSUs which vest one-third annually on each of September 1, 2020, September 1, 2021 and September 1, 2022.

DIRECTOR COMPENSATION TABLE

The following table summarizes the compensation for each of the Company’s directors for the year ended December 31, 2019.

Name	Stock awards (1)(2)
Peter Benz (3)	$205,250
Steven Rubin (4)	$205,250
Robert Swayman (5)	$131,360

(1)

This column reflects the aggregate grant date fair value of stock awards granted in 2019 computed in accordance with FASB ASC Topic 718. In determining the grant date fair value for RSUs, the Company used the closing price of the Company’s common stock on the grant date.

(2)	As of December 31, 2019, each director held unvested RSUs as follows: Mr. Benz – 37,166, Mr. Rubin – 37,166 and Mr. Swayman – 24,333.
(3)	Mr. Benz was granted 12,500 RSUs on October 28, 2019 for his service as a director at a fair value of $16.42 per share for his service as a director.
(4)	Mr. Rubin was granted 12,500 RSUs on October 28, 2019 for his service as a director at a fair value of $16.42 per share for his service as a director.
(5)	Mr. Swayman was granted 8,000 RSUs on October 28, 2019 for his service as a director at a fair value of $16.42 per share for his service as a director.

Board Meetings; Annual Meeting Attendance; Independence

The Board oversees our business and affairs and monitors the performance of management. The Board meets regularly to review matters affecting our Company and to act on matters requiring Board approval. The Board also holds special meetings whenever circumstances require and may act by unanimous written consent. During 2019, the Board held five meetings and took action by unanimous written consent on one occasion. All of our directors attended at least 75% of our Board and committee meetings on which they served in 2019. The Board encourages, but does not require, its directors to attend the Company’s annual meeting. Messrs. Dubner, Benz and Swayman attended the Company’s 2019 Annual Meeting.

As required by the listing standards of the NASDAQ, a majority of the members of the Board must qualify as “independent,” as affirmatively determined by the Board. Our Board determines director independence based on an analysis of such listing standards and all relevant securities and other laws and regulations regarding the definition of “independent.”

As a result of the Board’s review of the relationships of each of the directors that served on the Board during the year ended December 31, 2019, the Board affirmatively determined that a majority of its 2019 directors, Messrs. Benz, Rubin, and Swayman, were “independent” directors within the meaning of the NASDAQ listing standards and applicable law.

Code of Ethics

The Company has adopted a Code of Ethics, which is applicable to the Company’s directors, officers, and employees, including the Company’s principal executive officer and principal financial officer. The Code of Ethics is published on the Company’s website at www.redviolet.com on the Investors page under the corporate governance link. We will disclose amendments to or waivers from our Code of Ethics on our website in accordance with all applicable laws and regulations.

Board Leadership Structure

On September 9, 2018, the Board appointed Derek Dubner, our CEO, as its Interim Chairman, and on April 17, 2020 as its Chairman. Three of our four current directors satisfy NASDAQ independence requirements.

The Company does not have a member of our Board who is formally identified as the lead independent director. However, independent directors head each of our Board’s three standing committees — the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee, and each of the committees is comprised solely of independent directors. Although the Board does not have a formal policy on whether the roles of Chief Executive Officer and Chairman of the Board should be separated, we believe that our current Board leadership structure is suitable for us. The Chief Executive Officer is the individual selected by the Board to manage our Company on a day-to-day basis, and his direct involvement in our business operations makes him best positioned to lead productive Board strategic planning sessions and determine the time allocated to each agenda item in discussions of our Company’s short- and long-term objectives.

Board Oversight of Enterprise Risk

The Board’s role in the risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, cybersecurity and strategic and reputational risks, including with respect to the recent coronavirus outbreak. In connection with its review of the operations of the Company’s business and its corporate functions, the Board considers and addresses the primary risks associated with these operations and functions. Our full Board regularly engages in discussions of the most significant risks that the Company is facing and how these risks are being managed.

In addition, each of the Board’s committees, and particularly the Audit Committee, plays a role in overseeing risk management issues that fall within such committee’s areas of responsibility. Senior management reports on at least a quarterly basis to the Audit Committee on the most significant risks facing the Company from a financial reporting perspective and highlights any new risks that may have arisen since the Audit Committee last met. The Audit Committee also meets regularly in executive session with the Company’s independent registered public accounting firm and reports any findings or issues to the full Board. In performing its functions, the Audit Committee and each standing committee of the Board has full access to management, as well as the ability to engage advisors. The Board receives regular reports from each of its standing committees regarding each committee’s particularized areas of focus.

Committees

The standing committees of the Board are the Audit Committee established in accordance with section 3(a)(58)(A) of the Exchange Act, the Compensation Committee, and the Corporate Governance and Nominating Committee.

Audit Committee.

The members of the Audit Committee are Peter Benz (Chair), Steven Rubin, and Robert Swayman, all of whom are independent directors as determined by the NASDAQ listing standards. The Board has determined that Mr. Benz is an audit committee financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K. During 2019, the Audit Committee held six meetings.

The functions of the Audit Committee include retaining our independent registered public accounting firm, reviewing its independence, reviewing and approving the planned scope of our annual audit, reviewing and approving any fee arrangements with our independent registered public accounting firm, overseeing its audit work, reviewing and pre-approving any non-audit services that may be performed by our independent registered public accounting firm, reviewing the adequacy of accounting and financial controls, reviewing our critical accounting policies and reviewing and approving any related party transactions. Additional information regarding the Audit Committee is set forth in the Report of the Audit Committee below.

The Board has adopted a written charter for the Audit Committee which the Audit Committee reviews and reassesses for adequacy on an annual basis. A copy of the Audit Committee’s charter is located on our website at www.redviolet.com on the Investors page under the corporate governance link.

Compensation Committee.

The members of the Compensation Committee are Steven Rubin (Chair), Peter Benz, and Robert Swayman, all of whom are independent directors as determined by the NASDAQ listing standards. The Compensation Committee is responsible for reviewing and approving compensation of the Company’s executive officers and for advising the Board with respect to compensation of the members of the Board or any committee thereof. During 2019, the Compensation Committee held five meetings and acted via written consent on one occasion. The Board has adopted a written charter that sets forth the duties and responsibilities of the Compensation Committee, and reassesses the charter for adequacy on an annual basis. A copy of the Compensation Committee’s charter is located on our website at www.redviolet.com on the Investors page under the corporate governance link.

The Compensation Committee seeks to ensure that the executive pay program reinforces the Company’s compensation philosophy and aligns with the interests of our stockholders. The Compensation Committee also periodically monitors any potential risks associated with the Company’s compensation program and policies.

Corporate Governance and Nominating Committee

The members of the Corporate Governance and Nominating Committee are Steven Rubin (Chair), Peter Benz, and Robert Swayman, all of whom are independent directors determined by the NASDAQ listing standards. The Corporate Governance and Nominating Committee is responsible for identifying individuals qualified to become members of the Board or any committee thereof; recommending nominees for election as directors at each annual stockholder meeting; recommending candidates to fill any vacancies on the Board or any committee thereof; and overseeing the evaluation of the Board. The Corporate Governance and Nominating Committee held one meeting during 2019. A copy of the Corporate Governance and Nominating Committee’s charter is located on our website at www.redviolet.com on the Investors page under the corporate governance link.

Communications with our Board of Directors

Any stockholder who wishes to send a communication to our Board should address the communication either to the Board or to the individual director in care of Joshua Weingard, Corporate Secretary of Red Violet, Inc., 2650 North Military Trail, Suite 300, Boca Raton, Florida 33431. Mr. Weingard will forward the communication either to all of the directors, if the communication is addressed to the Board, or to the individual director, if the communication is addressed to a specific director. Mr. Weingard will forward to the directors all communications that, in his judgment, are appropriate for consideration by the directors. Examples of communications that would not be appropriate for consideration by the directors include commercial solicitations and matters not relevant to the stockholders, to the functioning of the Board, or to the affairs of the Company.

Nominees for Director and Other Stockholder Proposals

Stockholder proposals intended to be presented at our 2021 annual meeting of stockholders must be received by our Corporate Secretary at 2650 North Military Trail, Suite 300, Boca Raton, Florida 33431 not later than December 28, 2020, to be considered for inclusion in our proxy materials, pursuant to Rule 14a-8 under the Exchange Act.

The Corporate Governance and Nominating Committee will consider all qualified director candidates identified by various sources, including members of the Board, management and stockholders. Candidates for directors recommended by stockholders will be given the same consideration as those identified from other sources. The Corporate Governance and Nominating Committee is responsible for reviewing each candidate’s biographical information and assessing each candidate’s independence, skills, qualifications, and expertise based on a number of factors. While we do not have a formal policy on diversity, when considering the selection of director nominees, the Corporate Governance and Nominating Committee considers individuals with diverse backgrounds, viewpoints, accomplishments, cultural backgrounds, and professional expertise, among other factors.

Only persons who are nominated in accordance with the procedures set forth in our bylaws will be eligible for election as directors. Nominations of persons for election to the Board and other proposals presented to our stockholders may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board or (ii) by any stockholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in our bylaws. Such nominations and other proposals presented to our stockholders, other than those made by or at the direction of the Board, shall be made by timely notice in writing to the Corporate Secretary of the Company. To be timely, a stockholder’s nomination for a director or other stockholder proposal must be delivered to the Corporate Secretary at the Company’s principal executive offices no later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, before the first anniversary of the preceding year’s annual meeting. The stockholder’s notice shall set forth as to each person whom the stockholder proposes to nominate for election as a director: (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or all information that is required in connection with a stockholder proposal, in each case pursuant to and in accordance with the Section 14(a) of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder, and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected. Pursuant to our bylaw requirements and assuming that our 2021 annual meeting of stockholders is held on June 3, 2021, any stockholder proposal to be considered at the 2021 annual meeting, including nominations of persons for election to our board of directors, must be properly submitted to us not earlier than February 3, 2021, nor later than March 5, 2021.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2020

Grant Thornton LLP (“Grant Thornton”) currently serves as the Company’s independent registered public accounting firm and has done so since its appointment effective April 14, 2018. A representative of Grant Thornton is expected to be a participant in the virtual Meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

We are asking our stockholders to ratify the appointment of Grant Thornton as our independent registered public accounting firm for the year ending December 31, 2020. Although ratification is not required by our bylaws or otherwise, our Board is submitting the appointment of Grant Thornton to our stockholders for ratification as a matter of good corporate governance. If our stockholders fail to ratify the appointment of Grant Thornton, the Audit Committee will consider whether it is appropriate and advisable to appoint a different independent registered public accounting firm. Even if our stockholders ratify the appointment of Grant Thornton, the Audit Committee in its discretion may appoint a different registered public accounting firm at any time if it determines that such a change would be in the best interests of our company and our stockholders.

Vote Required and Board Recommendation:

Proposal 2 requires the affirmative vote of the holders of a majority in voting power of the shares of common stock which are present in person or by proxy at the Meeting and entitled to vote.

The Board recommends that you vote “FOR” the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the year ending December 31, 2020.

Auditor Fees and Services

The following table sets forth the fees billed to the Company by the Company’s independent registered public accountants, Grant Thornton, from March 26, 2018 (the date of the Spin-off) through December 31, 2018 and for the year ended December 31, 2019. Prior to the Spin-off, audit, audit-related, tax and all other fees were paid by Fluent as our results were included in the consolidated financial statements of Fluent.

	2019	2018
Audit fees	$290,908	$267,057
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

Total	$290,908	$267,057

Audit fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements, the review of the interim consolidated financial statements included in quarterly reports and the fees for services such as consents and review of documents filed with the SEC that are normally provided in connection with statutory and regulatory filings for engagements.

Audit-related fees are fees billed for assurance and related services rendered by Grant Thornton that are not reported under audit fees, such as accounting consultations and audits in connection with acquisitions.

Pre-Approval Policies and Procedures for Audit and Permitted Non-Audit Services

The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services (including the fees for such services and terms thereof) to be performed for the Company by its independent registered public accounting firm. The Audit Committee is also responsible for considering whether the independent registered public accounting firm’s performance of permissible non-audit services is compatible with its independence. The Audit Committee chairman has authority to grant pre-approvals of audit and permissible non-audit services by the independent registered public accounting firm provided that all pre-approvals by the chairman must be presented to the full Audit Committee at its next scheduled meeting. Consistent with these policies and procedures, the Audit Committee approved all of the services rendered by Grant Thornton for the years ended on December 31, 2019 and December 31, 2018, as described above.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, for preparing the financial statements and for the report process. The Audit Committee members do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent registered public accounting firm. We have engaged Grant Thornton as our independent public accountants to report on the conformity of the Company’s financial statements to accounting principles generally accepted in the United States. In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with management of the Company.

2.

The Audit Committee has discussed with Grant Thornton, our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission.

3.

The Audit Committee has also received the written disclosures and the letter from Grant Thornton required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and the Audit Committee has discussed the independence of Grant Thornton with that firm.

4.

Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board and the Board approved the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for filing with the SEC.

The foregoing has been furnished by the Audit Committee:

Peter Benz (Chairman)

Steven Rubin

Robert Swayman

This “Audit Committee Report” is not “Soliciting Material,” and is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

MANAGEMENT

Executive Officers

The following table sets forth certain information with respect to our current executive officers.

Name	Age	Position
Derek Dubner	48	Chief Executive Officer and Chairman of the Board
James Reilly	46	President
Daniel MacLachlan	41	Chief Financial Officer
Jeffrey Dell	48	Chief Information Officer

The biographical information for Mr. Dubner is included above in Proposal 1 — Election of Directors.

James Reilly, 46, has served as President of the Company since its formation in August 2017 and continuing through the Spin-off. Mr. Reilly served as President of Fluent from July 2017 until the Spin-off, and previously from June 2015 until June 30, 2016 and as President and Chief Operating Officer of two of our subsidiaries, IDI Holdings and Interactive Data from October 2014 until June 2016. From July 2016 to June 2017, Mr. Reilly was not providing services for Fluent or its subsidiaries. From January 2014 through September 2014, Mr. Reilly served as Vice President of Sales at TRADS. From August 2010 through its acquisition of substantially all of the assets by TRADS in December 2013, Mr. Reilly served as Senior Vice President of TLO.

Daniel MacLachlan, 41, has served as the Chief Financial Officer of the Company since its formation in August 2017 and continuing through the Spin-off. Mr. MacLachlan served as Chief Financial Officer of Fluent from March 2016 until the Spin-off and brings over a decade of experience as the chief financial officer of data-driven technology companies. Mr. MacLachlan served as an Independent Director, Audit and Compensation Committee Chairman for Healthier Choices Management Corp., a company specializing in providing consumers with healthier alternatives to everyday lifestyle choices, from April 2015 through April 2016. From October 2014 until February 2015, Mr. MacLachlan served as the Chief Financial Officer of IDI Holdings. Prior to IDI Holdings, Mr. MacLachlan served in the roles of Director of Finance and Chief Financial Officer for TRADS, after it acquired substantially all of the assets of TLO, through a 363-sale process in December 2013. Mr. MacLachlan was the Chief Financial Officer of TLO from 2009 to December 2013. From 2005 to 2009, Mr. MacLachlan served as the Chief Financial Officer of JARI Research Corporation (“JARI”), a partnership with the Mayo Clinic advancing proprietary cancer therapeutic technology using targeted radioactive therapy. Prior to JARI, Mr. MacLachlan served as a Special Agent in the Federal Bureau of Investigation (FBI) specializing in the criminal investigation of public corruption and civil rights violations.

Jeff Dell, 48, has served as the Chief Information Officer of the Company since its formation in August 2017 and continuing through the Spin-off. Mr. Dell served as Chief Information Officer of Fluent from September 2016 until the Spin-off and served as the Interim Chief Information Officer of Fluent from June 2016 through September 2016. From July 2015 through May 2016, Mr. Dell served as the VP Information Security of Fluent. From June 2012 to June 2015, Mr. Dell served as Founder and Chief Executive Officer of Endurance Tracker, Inc., a sports-based data analytics solution. From August 2009 to May 2012, Mr. Dell served as Lead Architect at Tripwire, Inc. From October 2008 to August 2009, Mr. Dell served as Chief Information Security Officer of TLO. From September 2003 to August 2009, Mr. Dell served as Founder and Chief Executive Officer of Activeworx, Inc., a leading information security data analytics company. From January 2001 to August 2003, Mr. Dell served as Chief Information Security Officer of Seisint, Inc., an information solutions provider in the data fusion industry.

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation for each of the named executive officers for the year ended December 31, 2019 and for the year ended December 31, 2018, after the Spin-off. No compensation information for the periods prior to the Spin-off is presented in the table below; however, such information has been included in the footnotes to the table.

Name and principal position	Year	Salary	Bonus (1)	Stock awards (2)	Total
Derek Dubner (3) (4)	2019	$381,749	$150,000	$1,642,000	$2,173,749
(Chief Executive Officer)	2018	$284,228	$150,000	$2,883,750	$3,317,978
James Reilly (3) (5)	2019	$306,749	$150,000	$1,642,000	$2,098,749
(President)	2018	$228,562	$50,000	$2,114,750	$2,393,312
Daniel MacLachlan (3) (6)	2019	$306,749	$150,000	$1,642,000	$2,098,749
(Chief Financial Officer)	2018	$226,708	$125,000	$2,114,750	$2,466,458

(1)

For 2018, this column represents a discretionary cash bonus to each executive in recognition of the executive’s contribution to the successful closing of the Spin-off. For 2019, this column represents a discretionary cash bonus to each executive in recognition of the executive’s contribution to the Company’s financial and operational success throughout the year.

(2)

This column reflects the aggregate grant date fair value of stock awards granted in 2019 and 2018, respectively, computed in accordance with FASB ASC Topic 718. In determining the grant date fair value for restricted stock units, the Company used the closing price of the Company’s common stock on the grant date.

(3)

On October 28, 2019, the Company granted each of the Messrs. Dubner, Reilly and MacLachlan 100,000 RSUs, subject to both time- and performance-based requirements at a fair value of $16.42 per share with annual vesting on September 1, 2020, September 1, 2021 and September 1, 2022 (the “2019 Time-Based Vesting Requirement”). Such RSU grants shall not vest unless and until the Company has, for any fiscal quarter in which the RSUs are outstanding, (i) gross revenue determined in accordance with the Company’s reviewed or audited financial statements in excess of $12.5 million for such fiscal quarter and positive adjusted EBITDA of at least $2.0 million, as determined based on amounts derived from the Company’s reviewed or audited financial statements for such fiscal quarter, and (ii) the recipient continues to provide services to the Company either as an employee, director or consultant on the last day of the quarter that the performance criteria is met (collectively, the “2019 Performance Criteria”). Provided the respective 2019 Performance Criteria are met, the RSUs will vest in accordance with the 2019 Time-Based Vesting Requirement. In the event of a change of control, all RSUs which have not vested on the date of such change of control shall immediately vest even if the 2019 Performance Criteria have not been met.

(4)

Mr. Dubner was granted 375,000 RSUs on September 5, 2018 at a fair value of $7.69 per share, with a three-year vesting period. The vesting of such RSU grants are subject to the meeting of 2018 Performance Criteria and 2018 Time-Based Vesting Requirement. Does not include $82,937 in salary earned in 2018 prior to the Spin-off, along with the issuance of 558,038 shares of Fluent common stock underlying RSUs which vested or were accelerated on March 12, 2018.

(5)

Mr. Reilly was granted 275,000 RSUs on September 5, 2018 at a fair value of $7.69 per share, with a three-year vesting period. The vesting of such RSU grants are subject to the meeting of 2018 Performance Criteria and 2018 Time-Based Vesting Requirement. Does not include $67,687 in salary earned in 2018 prior to the Spin-off, along with the issuance of 208,332 shares of Fluent common stock underlying RSUs which were accelerated on March 12, 2018.

(6)

Mr. MacLachlan was granted 275,000 RSUs on September 5, 2018 at a fair value of $7.69 per share, with a three-year vesting period. The vesting of such RSU grants are subject to the meeting of 2018 Performance Criteria and 2018 Time-Based Vesting Requirement. Does not include $56,568 in salary earned in 2018 prior to the Spin-off, along with the issuance of 66,666 shares of Fluent common stock underlying RSUs which were accelerated on March 12, 2018.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information regarding equity-based awards held by the named executive officers as of December 31, 2019.

	Stock awards
Name	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested (1)
Derek Dubner (2)	250,000	$4,627,500
Derek Dubner (3)	100,000	$1,851,000
James Reilly (2)	183,333	$3,393,494
James Reilly (3)	100,000	$1,851,000
Daniel MacLachlan (2)	183,333	$3,393,494
Daniel MacLachlan (3)	100,000	$1,851,000

(1)	Determined by multiplying the closing price of the Company’s common stock on December 31, 2019, $18.51, by the number of shares of common stock underlying the RSUs.
(2)

Represents number of unvested RSUs originally granted on September 5, 2018 to Messrs. Dubner, Reilly and MacLachlan. In August 2019, it was determined that the 2018 Performance Criteria were met and one-third of the original RSU award vested. The remaining RSUs will vest 50% on July 1, 2020 and July 1, 2021. In the event of a change of control, all RSUs which have not vested on the date of such change of control shall immediately vest even if the Performance Criteria have not been met.

(3)

On October 28, 2019, the Compensation Committee granted 100,000 RSUs to each of Messrs. Dubner, Reilly and MacLachlan. Such RSU grants shall not vest unless and until the 2019 Performance Criteria are met. If the Performance Criteria are met, the RSUs will vest pursuant to the 2019 Time-Based Vesting Requirements. In the event of a change of control, all RSUs which have not vested on the date of such change of control shall immediately vest even if the Performance Criteria have not been met.

EMPLOYMENT AGREEMENTS

Derek Dubner, Daniel MacLachlan and James Reilly

On March 26, 2018, the Company entered into employment agreements with each of Messrs. Dubner, MacLachlan and Reilly in connection with their service as the Company’s Chief Executive Officer, Chief Financial Officer, and President, respectively (the “Employment Agreements”). The Employment Agreements of each of Messrs. Dubner, MacLachlan and Reilly have an initial term ending on March 26, 2021. Thereafter, each agreement will automatically renew for successive one-year terms unless either party provides the other party written notice of termination at least one hundred and twenty (120) days before the expiration of the applicable one-year term or unless terminated earlier pursuant to the terms of the Employment Agreements.

In connection with their respective Employment Agreements, Mr. Dubner receives an annual salary of $381,749; Mr. MacLachlan receives an annual salary of $306,749; and Mr. Reilly receives an annual salary of $306,749. Messrs. Dubner, MacLachlan and Reilly are eligible to receive grants of equity under the 2018 Plan, subject to the Compensation Committee’s sole discretion. Messrs. Dubner, MacLachlan and Reilly are eligible for cash bonuses commensurate with their positions, as the Board may determine. Additionally, Messrs. Dubner, MacLachlan and Reilly are eligible to participate in the Company’s existing and future benefit plans, policies or arrangements maintained by the Company and made available to employees generally and for the benefit of executives.

The Company may terminate the Employment Agreements and each of Mr. Dubner’s, Mr. MacLachlan’s and Mr. Reilly’s employment at any time during the term for “Cause,” as such term is defined in each employment agreement. Also, the Company may terminate the Employment Agreements and each of Mr. Dubner’s, Mr. MacLachlan’s and Mr. Reilly’s employment without cause.

Each of Mr. Dubner, Mr. MacLachlan and Mr. Reilly may terminate his employment and the respective employment agreement for “Good Reason,” as such term is defined in each employment agreement.

Each of Mr. Dubner, Mr. MacLachlan and Mr. Reilly may also terminate his employment and the respective employment agreement for any reason or for no reason at all; provided, however, that such employee provides the Company with at least sixty (60) days’ prior written notice.

Each of Mr. Dubner’s, Mr. MacLachlan’s and Mr. Reilly’s employment and the respective employment agreement will automatically terminate upon Mr. Dubner’s, Mr. MacLachlan’s or Mr. Reilly’s death, as applicable. The Company may terminate the Employment Agreements and each of Mr. Dubner’s, Mr. MacLachlan’s and Mr. Reilly’s employment with the Company immediately upon a determination of “Disability,” as such term is defined in each employment agreement, as applicable.

Upon termination of the applicable Employment Agreement due to Mr. Dubner’s, Mr. MacLachlan’s or Mr. Reilly’s death or disability, the Company shall pay, in the case of death, to the applicable employee’s estate, such employee’s base salary accrued through the date of the employee’s death and in the case of disability, to the applicable employee, such employee’s base salary accrued through the date of determination of the employee’s disability, as applicable.

In the event Mr. Dubner’s, Mr. MacLachlan’s or Mr. Reilly’s employment is terminated by the Company for cause, the Company shall pay to the applicable employee such employee’s base salary and benefits accrued through the date of such employee’s termination.

In the event the Company terminates the Employment Agreements of Mr. Dubner, Mr. MacLachlan or Mr. Reilly without cause or any successor of the Company refuses to accept assignment of the Employment Agreements, or if Mr. Dubner, Mr. MacLachlan or Mr. Reilly terminates his respective employment agreement and employment with the Company for Good Reason, the Company shall pay to such employee the greater of (x) his base salary for the remainder of the term and (y) two (2) years of his base salary, in each case in accordance with the Company’s payroll practices in effect from time to time, provided, however, the applicable employee is not in violation of the Confidentiality, Nondisclosure, Noncompetition, Nonsolicitation and Nondisparagement Agreement entered into in connection with the applicable employment agreement.

In the event Mr. Dubner, Mr. MacLachlan or Mr. Reilly terminates his respective employment agreement and employment with the Company for any reason (other than Good Reason) during the term of his applicable employment agreement, the Company shall pay to Mr. Dubner, Mr. MacLachlan or Mr. Reilly, as applicable, such employee’s base salary through the date of such employee’s termination.

Pursuant to the individual employment agreements or individual equity award agreements, all equity awards granted to Mr. Dubner, Mr. MacLachlan and Mr. Reilly shall vest immediately upon: (i) a “Change of Control,” as such term is defined in the applicable employment agreement, (ii) a termination of such employee’s employment by the Company without cause, (iii) a termination of employment by such employee for Good Reason or (iv) such employee’s death or disability.

PROPOSAL 3: STOCK INCENTIVE PLAN AMENDMENT PROPOSAL

Overview

Upon the recommendation of the Compensation Committee, the Board has approved, subject to stockholder approval, an amendment to the 2018 Plan to increase the number of shares of common stock (“Common Stock”) authorized for issuance under the 2018 Plan by 1,500,000 shares of Common Stock, from 3,000,000 shares of Common Stock to 4,500,000 shares of Common Stock (the “Plan Increase”). Currently, 2,246,451 shares of Common Stock are available for issuance under the 2018 Plan, of which 2,212,827 shares are subject to outstanding awards under the 2018 Plan and 33,624 shares remain available for future issuance under the 2018 Plan. Approval of this proposal will result in an additional 1,500,000 shares of Common Stock available for issuance under the 2018 Plan. The Board unanimously recommends that the stockholders approve the Amendment to 2018 Plan Proposal. The primary purpose of the 2018 Plan is to attract, retain, reward and motivate certain individuals by providing them with an opportunity to acquire or increase a proprietary interest in the Company and to incentivize them to expend maximum effort for the growth and success of the Company, so as to strengthen the mutuality of the interests between such individuals and the stockholders of the Company.

The following discussion summarizes the material terms of the 2018 Plan. This discussion is not intended to be complete and is qualified in its entirety by reference to the full text of the 2018 Plan, which is available as Exhibit 10.5 to the Company’s Form 8-K filed with the SEC on March 27, 2018, and the amendment to the 2018 Plan, a copy of which is attached to this proxy statement as Annex A.

Administration

The 2018 Plan is administered by the Compensation Committee of the Board (for purpose of this description of the 2018 Plan, the “Committee”). If no Committee exists, the independent Board members will exercise the functions of the Committee.

All grants under the 2018 Plan will be evidenced by a grant agreement (an “Award Agreement”) that will incorporate the terms and conditions as the Committee deems necessary or appropriate.

Coverage Eligibility and Grant Limits

The 2018 Plan provides for the issuance of awards (each, an “Award”) consisting of stock options (“Options”), stock appreciation rights (“SARs”), restricted stock (“Restricted Stock”), restricted stock units (“RSUs”), performance shares (“Performance Shares”) and performance units (“Performance Units”). Incentive stock options (“ISOs”) may be granted under the 2018 Plan only to our employees. Our employees, consultants, directors, independent contractors and certain prospective employees who have committed to become an employee are eligible to receive all other types of awards under the 2018 Plan (each an “Eligible Individual”) A maximum of 4,500,000 shares of Common Stock may be subject to grants of ISOs under the 2018 Plan.

Shares Reserved for Issuance Under the 2018 Plan

Subject to adjustment as described below and under the section titled “Change in Control” and after giving effect to the Plan Increase, a total of 4,500,000 shares of Common Stock may be issued pursuant to Awards granted under the 2018 Plan. Notwithstanding the foregoing, if any Award is cancelled, forfeited or terminated for any reason prior to exercise, delivery or becoming vested in full, the shares of Common Stock that were subject to such Award shall, to the extent cancelled, forfeited or terminated, immediately become available for future Awards granted under the 2018 Plan; provided, however, that any shares of Common Stock subject to an Award which is cancelled, forfeited or terminated in order to pay the exercise price of a stock option, purchase price or any taxes or tax withholdings on an award shall not be available for future Awards granted under the 2018 Plan.

If the outstanding shares of common stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of the Company or other increase or decrease in such shares effected without receipt of consideration by the Company, an appropriate and proportionate adjustment shall be made by the Committee to: (i) the aggregate number and kind of shares of common stock available under the 2018 Plan, (ii) the calculation of the reduction of shares of common stock available under the 2018 Plan, (iii) the number and kind of shares of common stock issuable pursuant to outstanding Awards granted under the 2018 Plan and/or (iv) the exercise price of outstanding Options or SARs granted under the 2018 Plan. No fractional shares of common stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit. Any adjustments made to any ISO shall be made in accordance with Section 424 of the Internal Revenue Code of 1986, as amended (the “Code”).

Stock Options

The Committee acting in its absolute discretion has the right to grant Options to Eligible Individuals to purchase shares of common stock. Each grant shall be evidenced by an option certificate setting forth whether the Option is an ISO, which is intended to qualify for special tax treatment under Section 422 of the Code, or a non-qualified incentive stock option (“Non-ISO”). Each Option granted under the 2018 Plan entitles the holder thereof to purchase the number of shares of common stock specified in the grant at the exercise price specified in the related option certificate. At the discretion of the Committee, the option certificate can provide for payment of the exercise price either in cash, by check, bank draft, money order, in common stock and by any other method which the Committee, in its sole and absolute discretion and to the extent permitted by applicable law, may permit.

The terms and conditions of each Option granted under the 2018 Plan will be determined by the Committee, but no Option will be granted at an exercise price which is less than the fair market value of the common stock on the grant date (generally, the closing price for the common stock on the principal securities exchange on which the common stock is traded or listed on the date the Option is granted or, if there was no closing price on that date, on the last preceding date on which a closing price was reported). In addition, if the Option is an ISO that is granted to a 10% stockholder of the Company, the Option exercise price will be no less than 110% of the fair market value of the shares of common stock on the grant date. Except for adjustments as described under “Shares Reserved for Issuance Under the 2018 Plan” above and “Change in Control” below, without the approval of the Company’s stockholders, the option price shall not be reduced after the Option is granted, an Option may not be cancelled in exchange for cash or another Award, and no other action may be made with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the common stock is traded.

No Options may be exercised prior to the satisfaction of the conditions and vesting schedule provided for in the 2018 Plan and in the Award Agreement relating thereto. No Option may be exercisable more than 10 years from the grant date, or, if the Option is an ISO granted to a 10% stockholder of the Company, it may not be exercisable more than 10 years from the grant date. Moreover, no Option will be treated as an ISO to the extent that the aggregate fair market value of the common stock subject to the Option (determined as of the date the ISO was granted) which would first become exercisable in any calendar year exceeds $100,000. The Committee may not, as part of an Option grant, provide for an Option reload feature whereby an additional Option is automatically granted to pay all or a part of the Option exercise price or a part of any related tax withholding requirement.

Restricted Stock and Restricted Stock Units

The Committee may grant to such Eligible Individuals as the Committee may determine, Restricted Stock and RSUs, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. The Committee shall impose such restrictions on any Restricted Stock and RSUs granted pursuant to the 2018 Plan as it may deem advisable including, without limitation, time-based vesting restrictions or the attainment of performance goals (“Performance Goals”). With respect to a grant of Restricted Stock, the Company may issue a certificate evidencing such Restricted Stock to the Eligible Individual or issue and hold such shares of Restricted Stock for the benefit of the Eligible Individual until the applicable restrictions expire. The Company may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions. Unless otherwise provided in an Award Agreement, until the expiration of all applicable restrictions, (i) the Restricted Stock shall be treated as outstanding, (ii) the Eligible Individual holding shares of Restricted Stock may exercise full voting rights with respect to such shares, and (iii) the Eligible Individual holding shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are so held. If any such dividends or distributions are paid in shares of common stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Notwithstanding anything to the contrary, at the discretion of the Committee, all such dividends and distributions may be held in escrow by the Company (subject to the same restrictions on forfeitability) until all restrictions on the respective Restricted Stock have lapsed. Holders of the RSUs shall not have any of the rights of a stockholder, including the right to vote or receive dividends and other distributions, until common stock shall have been issued in the Eligible Individual’s name pursuant to the RSUs; provided, however the Committee, in its sole and absolute discretion, may provide for dividend equivalents on vested RSUs.

Unless otherwise provided in the 2018 Plan or Award Agreement, common stock will be issued with respect to RSUs no later than March 15 of the year immediately following the year in which the RSUs are first no longer subject to a substantial risk of forfeiture as such term is defined in Section 409A of the Code and the regulations issued thereunder (“RSU Payment Date”). In the event that the Eligible Individual has elected to defer the receipt of common stock pursuant to an Award Agreement beyond the RSU Payment Date, then the common stock will be issued at the time specified in the Award Agreement or related deferral election form. In addition, unless otherwise provided in the Award Agreement, if the receipt of common stock is deferred past the RSU Payment Date, dividend equivalents on the common stock covered by the RSUs shall be deferred until the RSU Payment Date.

Stock Appreciation Rights

The Committee has the right to grant SARs to Eligible Individuals in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Unless otherwise provided in an Award Agreement, the terms and conditions (including, without limitation, the limitations on the exercise price, exercise period, repricing and termination) of the SAR shall be substantially identical to the terms and conditions that would have been applicable were the grant of the SAR a grant of an Option. Unless otherwise provided in an Award Agreement, upon exercise of a SAR the Eligible Individual shall be entitled to receive payment, in cash, in shares of common stock, or in a combination thereof, as determined by the Committee in its sole and absolute discretion. The amount of such payment shall be determined by multiplying the excess, if any, of the fair market value of a share of common stock on the date of exercise over the fair market value of a share of common stock on the grant date, by the number of shares of common stock with respect to which the SAR are then being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to a SAR by including such limitation in the Award Agreement.

Performance Shares and Performance Units

Performance Shares and Performance Units may be granted to Eligible Individuals under the 2018 Plan. The applicable Award Agreement shall set forth (i) the number of Performance Shares or the dollar value of Performance Units granted to the participant; (ii) the performance period and Performance Goals with respect to each such Award; (iii) the threshold, target and maximum shares of common stock or dollar values of each Performance Share or Performance Unit and corresponding Performance Goals; and (iv) any other terms and conditions as the Committee determines in its sole and absolute discretion. Performance Goals will be determined by the Committee in its absolute and sole discretion.    Unless otherwise provided in an Award Agreement, the Committee shall determine in its sole and absolute discretion whether payment with respect to the Performance Share or Performance Unit shall be made in cash, in shares of common stock, or in a combination thereof.

Other Awards

Awards of shares of Common Stock, phantom stock and other Awards that are valued in whole or in part by reference to, or otherwise based on, Common Stock, may also be made, from time to time, to Eligible Individuals as may be selected by the Committee. Each such Award shall be evidenced by an Award Agreement between the Eligible Individual and the Company which shall specify the number of shares of Common Stock subject to the Award, any consideration therefore, any vesting or performance requirements, and such other terms and conditions as the Committee shall determine in its sole and absolute discretion.

Non-Transferability

No Award will be transferable by an Eligible Individual other than by will or the laws of descent and distribution, and any Option or SAR will (absent the Committee’s consent) be exercisable during an Eligible Individual’s lifetime only by the Eligible Individual, except that the Committee may provide in an Award Agreement that an Eligible Individual’s may transfer an award to a “family member”, as such term is defined in the Form S-8 Registration Statement under the Securities Act of 1933, as amended, under such terms and conditions as specified by the Committee.

Amendments to the 2018 Plan

The 2018 Plan may be amended by the Board to the extent that it deems necessary or appropriate provided, however, that the approval of the stockholders shall be required for any amendment: (i) that changes the class of individuals eligible to receive Awards under the 2018 Plan; (ii) that increases the maximum number of shares of common stock in the aggregate that may be subject to Awards that are granted under the 2018 Plan (except as otherwise permitted under the 2018 Plan); (iii) the approval of which is necessary to comply with federal or state law or with the rules of any stock exchange or automated quotation system on which the common stock may be listed or traded; or (iv) that proposed to eliminate a requirement provided herein that the stockholders of the Company must approve an action to be undertaken under the 2018 Plan. Except as expressly provided in the 2018 Plan, no amendment, suspension or termination of the 2018 Plan shall, without the consent of the holder of an Award, alter or impair rights or obligations under any Award theretofore granted under the 2018 Plan. Awards granted prior to the termination of the 2018 Plan may extend beyond the date the 2018 Plan is terminated and shall continue subject to the terms of the 2018 Plan as in effect on the date the 2018 Plan is terminated.

Change in Control

Upon the occurrence of a Change in Control (as defined in the 2018 Plan), the Committee may, in its sole and absolute discretion, provide on a case by case basis that (i) all Awards shall terminate, provided that participants shall have the right, immediately prior to the occurrence of such Change in Control and during such reasonable period as the Committee in its sole discretion shall determine and designate, to exercise any Award, (ii) all Awards shall terminate, provided that participants shall be entitled to a cash payment equal to the price per share of common stock paid in the Change in Control transaction, with respect to shares subject to the vested portion of the Award, net of the exercise price thereof, if applicable, (iii) in connection with a liquidation or dissolution of the Company, the Awards, to the extent vested, shall convert into the right to receive liquidation proceeds net of the exercise price (if applicable), (iv) accelerate the vesting of Awards and (v) any combination of the foregoing. In the event that the Committee does not terminate or convert an Award upon a Change in Control of the Company, then the Award shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring, or succeeding corporation (or an affiliate thereof).

Federal Income Tax Consequences

The rules concerning the federal income tax consequences of Awards under the 2018 Plan are technical, and reasonable persons may differ on their proper interpretation. Moreover, the applicable statutory and regulatory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following discussion is designed to provide only a brief, general summary description of the federal income tax consequences associated with such grants, based on a good faith interpretation of the current federal income tax laws, regulations (including certain proposed regulations) and judicial and administrative interpretations. The following discussion does not set forth (1) any federal tax consequences other than income tax consequences or (2) any state, local or foreign tax consequences that may apply.

ISOs. In general, an employee will not recognize taxable income upon the grant or the exercise of an ISO. For purposes of the alternative minimum tax, however, the employee will be required to treat an amount equal to the difference between the fair market value of the common stock on the date of exercise over the option exercise price as an item of adjustment in computing the employee’s alternative minimum taxable income. If the employee does not dispose of the common stock received pursuant to the exercise of the ISO within either (1) two years after the date of the grant of the ISO or (2) one year after the date of the exercise of the ISO, a subsequent disposition of the common stock generally will result in long-term capital gain or loss to such individual with respect to the difference between the amount realized on the disposition and exercise price. The Company will not be entitled to any federal income tax deduction as a result of such disposition. In addition, the Company normally will not be entitled to take a federal income tax deduction on either the grant date or upon the exercise of an ISO.

If the employee disposes of the common stock acquired upon exercise of the ISO within either of the above-mentioned time periods, then in the year of such disposition, the employee generally will recognize ordinary income, and the Company will be entitled to a federal income tax deduction (provided the Company satisfies applicable federal income tax reporting requirements), in an amount equal to the lesser of (1) the excess of the fair market value of the common stock on the date of exercise over the option exercise price or (2) the amount realized upon disposition of the common stock over the exercise price. Any gain in excess of such amount recognized by the employee as ordinary income would be taxed to such individual as short-term or long-term capital gain (depending on the applicable holding period).

    Non-ISOs. An Eligible Individual will not recognize any taxable income upon the grant of a Non-ISO, and the Company will not be entitled to take an income tax deduction at the time of such grant. Upon the exercise of a Non-ISO, the Eligible Individual generally will recognize ordinary income and the Company will be entitled to a federal income tax deduction (provided the Company satisfies applicable federal income tax reporting requirements) in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the option exercise price. Upon a subsequent sale of the common stock by the Eligible Individual, such individual will recognize short-term or long-term capital gain or loss (depending on the applicable holding period).

SARs. An Eligible Individual will not recognize any taxable income upon the grant of a SAR, and the Company will not be entitled to take an income tax deduction at the time of such grant. An Eligible Individual will recognize ordinary income for federal income tax purposes upon the exercise of a SAR under the 2018 Plan for cash, common stock or a combination of cash and common stock, and the amount of income that the Eligible Individual will recognize will depend on the amount of cash, if any, and the fair market value of the common stock, if any, that the Eligible Individual receives as a result of such exercise. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the Eligible Individual in the same taxable year in which the Eligible Individual recognizes such income, if the Company satisfies applicable federal income tax reporting requirements.

Restricted Stock. The Eligible Individual who receives Restricted Stock generally will not be subject to tax until the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (the “Restrictions”). At such time the Eligible Individual will be subject to tax at ordinary income rates on the fair market value of the Restricted Stock (reduced by any amount paid by the participant for such Restricted Stock). However, an Eligible Individual who makes an election under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted shares. Any appreciation (or depreciation) realized upon a later disposition of such shares will be treated as long-term or short-term capital gain (or loss) depending upon how long the shares have been held. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant and not eligible for the reduced tax rate applicable to dividends. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the Eligible Individual in the same taxable year in which the Eligible Individual recognizes such income, if the Company satisfies applicable federal income tax reporting requirements.

Restricted Stock Units. Generally, no income will be recognized upon the award of RSUs. An Eligible Individual who receives RSUs generally will be subject to tax at ordinary income rates on any cash received and the fair market value of any shares of common stock or other property on the date that such amounts are transferred to the Eligible Individual under the award (reduced by any amount paid by the Eligible Individual for such RSU). The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the Eligible Individual in the same taxable year in which the Eligible Individual recognizes such income.

Performance Units and Performance Shares. No income generally will be recognized upon the grant of a Performance Unit or Performance Share. Upon payment in respect of a Performance Unit or Performance Share, the Eligible Individual generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of common stock or other property received. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the Eligible Individual in the same taxable year in which the Eligible Individual recognizes such income.

Code Section 162(m). In general, Section 162(m) of the Code currently provides that if, in any year, the compensation that is paid to any “covered employee” (as defined under Section 162(m)) exceeds $1,000,000 per person, any amounts that exceed the $1,000,000 threshold will not be deductible by us for federal income tax purposes.

New Stock Incentive 2018 Plan Benefits

No awards have been made with respect to the Plan Increase and as such, we have not included a New Plan Benefits table called for by Item 10 of Schedule 14A.

Vote Required and Board Recommendation

The adoption of the amendment to the 2018 Plan requires the affirmative vote of a majority of votes cast at the Meeting.

The Board unanimously recommends a vote “FOR” the Amendment to 2018 Plan Proposal.

PROPOSAL 4

NON-BINDING ADVISORY VOTE

“SAY ON PAY”

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, and Section 14A of the Securities Exchange Act of 1934, require that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement as described in the executive compensation tables and the narrative discussion in accordance with the compensation disclosure rules of the SEC (commonly known as a “Say on Pay” proposal). At the Meeting, the Company will present its Say on Pay proposal for approval.

This Say on Pay proposal is set forth in the following resolution:

RESOLVED, that the stockholders of Red Violet, Inc. approve, on an advisory basis, the compensation of its named executive officers, as disclosed in the Red Violet, Inc. Proxy Statement for the 2020 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the information included in the compensation tables and any related information found in the proxy statement of Red Violet, Inc.

Because your vote on this proposal is advisory, it will not be binding on the Board, the Compensation Committee, or the Company. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required and Board Recommendation

The advisory vote on the Say on Pay proposal requires the affirmative vote of the holders of a majority in voting power of the shares of common stock which are present in person or by proxy at the Meeting and entitled to vote.

The Board unanimously recommends a vote “FOR” the Say on Pay proposal.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth certain information regarding the beneficial ownership of common stock of the Company as of the Record Date, by (i) all executive officers, (ii) all directors, (iii) all executive officers and directors of the Company as a group, and (iv) each person known by the Company to beneficially own in excess of 5% of the Company’s outstanding common stock. Unless noted otherwise, the corporate address of each person listed below is 2650 North Military Trail, Suite 300, Boca Raton, Florida 33431.

The Company does not know of any other beneficial owner of more than 5% of the outstanding shares of common stock other than as shown below. Unless otherwise indicated below, each stockholder has sole voting and investment power with respect to the shares beneficially owned.

Name and Address of Beneficial Owner	Common Stock Beneficially Owned		Percentage of Common Stock Beneficially Owned (1)
Directors and Executive Officers:
Derek Dubner	260,146	(2)	2.2%
Peter Benz	57,928	(3)	*
Steven D. Rubin	56,472	(4)	*
Robert Swayman	35,916	(5)	*
James Reilly	148,977	(6)	1.3%
Daniel MacLachlan	114,130	(7)	1.0%
Jeffrey Dell	25,194	(8)	*
All current Directors and Executive Officers as a group (7 persons)	698,763	(9)	6.0%
5% Holders
Dr. Phillip Frost	2,504,648	(10)	21.6%
Michael Brauser	1,974,779	(11)	17.0%
Superius Securities Group Inc. Profit Sharing Plan	841,655	(12)	7.3%
Wellington Trust Company, NA	741,512	(13)	6.4%

*	The person beneficially owns less than 1% of the Company’s outstanding common shares.
(1)	Based on 11,598,015 shares of common stock outstanding at the Record Date.
(2)

Mr. Dubner’s shares do not include 250,000 unvested RSUs subject to the 2018 Time-Based Vesting Requirement and 100,000 unvested RSUs subject to the 2019 Performance Criteria and the 2019 Time-Based Vesting Requirement.

(3)

Includes 37,000 shares held directly by Mr. Benz and 20,928 shares held in Mr. Benz’s 401(k) account. Mr. Benz’s shares do not include 4,000 RSUs which vest 100% on March 29, 2021, 16,666 unvested RSUs subject to the 2018 Time-Based Vesting Requirement and 12,500 unvested RSUs which vest one-third annually on September 1, 2020, September 1, 2021 and September 1, 2022.

(4)

Mr. Rubin’s shares do not include 16,000 shares which have vested, but in which he has deferred delivery, 4,000 RSUs which vest 100% on March 29, 2021, 16,666 unvested RSUs subject to the 2018 Time-Based Vesting Requirement and 12,500 unvested RSUs which vest one-third annually on September 1, 2020, September 1, 2021 and September 1, 2022.

(5)

Includes 22,833 shares held directly by Mr. Swayman, 8,000 shares held by Mr. Swayman’s family trust, and 5,083 shares held directly through BSIG, LLC of which Mr. Swayman owns a 50% interest. Mr. Swayman’s shares do not include 4,000 RSUs which vest 100% on March 29, 2021 and 8,333 unvested RSUs subject to the 2018 Time-Based Vesting Requirement and 8,000 which vest one-third annually on September 1, 2020, September 1, 2021 and September 1, 2022.

(6)

Mr. Reilly’s shares do not include 183,333 unvested RSUs subject to the 2018 Time-Based Vesting Requirement and 100,000 unvested RSUs subject to the 2019 Performance Criteria and the 2019 Time-Based Vesting Requirement.

(7)

Includes 113,664 shares held directly by Mr. MacLachlan and 466 held in Mr. MacLachlan’s IRA. Mr. MacLachlan’s shares do not include 183,333 unvested RSUs subject to the 2018 Time-Based Vesting Requirement and 100,000 unvested RSUs subject to the 2019 Performance Criteria and the 2019 Time-Based Vesting Requirement.

(8)

Mr. Dell’s shares do not include 33,333 RSUs that vest 50% on July 1, 2020 and 50% on July 1, 2021 and 75,000 unvested RSUs subject to the 2019 Performance Criteria and the 2019 Time-Based Vesting Requirement.

(9)	Does not include an aggregate of 1,111,664 RSUs held by all executive officers and directors as a group and 16,000 shares in which Mr. Rubin has deferred delivery of vested RSUs.
(10)

Dr. Frost’s shares include 2,497,982 owned by Frost Gamma Investment Trust (“Frost Gamma”) and 6,666 shares held by Dr. Frost directly. Dr. Frost is the trustee of Frost Gamma. Frost Gamma L.P. is the sole and exclusive beneficiary of Frost Gamma. Dr. Frost is one of two limited partners of Frost Gamma L.P. The general partner of Frost Gamma L.P. is Frost Gamma, Inc., and the sole shareholder of Frost Gamma, Inc. is Frost-Nevada Corporation. Dr. Frost is also the sole shareholder of Frost-Nevada Corporation. Based on information set forth in the Schedule 13G/A filed by Dr. Frost and Frost Gamma on February 14, 2019. Frost Gamma’s address is 4400 Biscayne Blvd., Suite 1500, Miami, FL 33137.

(11)

Mr. Brauser’s shares include (i) 556,250 shares held by Grander Holdings, Inc. 401K, of which Mr. Brauser is the trustee, (ii) 183,151 shares held by Birchtree Capital, LLC, of which Mr. Brauser is the manager, (iii) 1,227,877 shares held by Mr. Brauser directly, (iv) 5,084 shares held directly through BSIG, LLC of which Mr. Brauser owns a 50% interest, and (v) 2,417 shares held by Betsy and Michael Brauser Charitable Family Foundation, Inc. Mr. Brauser’s shares do not include 333,333 unvested RSUs subject to the 2018 Time-Based Vesting Requirement.

(12)

Based on information set forth in the Schedule 13G/A filed by Superius Securities Group Inc. Profit Sharing Plan (“Superius”) on January 28, 2020. Superius’ address is 94 Grand Ave, Englewood, NJ 07631.

(13)

Based on information set forth in the Schedule 13G/A filed by Wellington Trust Company, NA (“Wellington Trust”) on January 30, 2020. Wellington Trust’s address is c/o Wellington Management Company, LLP, 280 Congress Street, Boston, MA 02210.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes the compensation plan under which our equity securities are authorized for issuance as of December 31, 2019.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	2,250,077	(2)	$—	39,624
Equity compensation plans not approved by security holders	—		—	—

Total	2,250,077		$—	39,624

(1)	The equity compensation plan approved by security holders is the 2018 Plan.
(2)	Represents 2,237,827 shares of common stock to be issued upon the vesting of RSUs and 12,250 shares of common stock underlying awards that have been vested but not delivered.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee reviews and approves transactions in which the Company was or is to be a participant, where the amount involved exceeded or will exceed $120,000 annually and any of its directors, executive officers or their immediate family members had or will have a direct or indirect material interest. The Company has a written policy stating that the Audit Committee is responsible for reviewing and, if appropriate, approving or ratifying any related party transactions. The related party transaction will not be approved unless at a minimum it is for the Company’s benefit and is upon terms no less favorable to the Company than if the related party transaction was with an unrelated third party.

MDB Agreement, Services Agreement and Awards

On April 26, 2018, the Company entered into a consulting agreement with MDB Management, Inc. (“MDB”), a company principally owned by Michael Brauser, a greater than 10% shareholder of the Company and the then chairman of the Company’s board of directors, for MDB to provide consulting services to the Company (“MDB Agreement”), which was terminated by mutual agreement of the parties on August 7, 2018. The Company recognized consulting service fees relating to the MDB Agreement of a total of $90,000 during the year ended December 31, 2018. On August 7, 2018, the Company entered into an executive chairman services agreement with Mr. Brauser, the then Executive Chairman of the Company, pursuant to which Mr. Brauser will be providing recommendations on organizational and capital structure, future acquisitions and strategic transactions (“Services Agreement”), for a term of one year, automatically renewing for additional one-year periods unless either party provides written notice to the other of its intent not to renew not fewer than 30 days prior to the expiration of the then current term. Mr. Brauser remains a consultant to the Company and continues to provide services under the Services Agreement after his resignation as Executive Chairman and as a member of the board of directors effective on September 9, 2018. Under the Services Agreement, Mr. Brauser receives cash compensation of $30,000 per month and is entitled to participate in the Company’s incentive compensation plan. The Company recognized consulting service fees relating to the Services Agreement of a total of $360,000 and $180,000 during the year ended December 31, 2019 and December 31, 2018, respectively. In recognition of Mr. Brauser’s contribution to the Company in 2019, Mr. Brauser received $150,000 as a bonus for the year ended December 31, 2019. Mr. Brauser was granted 500,000 RSUs on September 5, 2018 subject to the 2018 Performance Criteria and the 2018 Time-Based Vesting Requirement. In August 2019, it was determined that the 2018 Performance Criteria were met and one-third of Mr. Brauser’s RSU award vested.

Contribution by Fluent, Inc.

The contribution by Fluent of $24,264,000 for the year ended December 31, 2018 recorded in the consolidated statements of changes in shareholders’ equity and member’s capital, represents cash funding provided or the portion of certain expenses allocated by Fluent to red violet, on or prior to the Spin-off.

These allocated expenses are primarily corporate employee salaries and benefits of the functional groups (inclusive of executive management, accounting, administrative and information technology) and corporate administrative expenses (inclusive of legal services, accounting and finance services and other corporate and infrastructure services). Corporate employee salaries and benefits were allocated on the basis of time spent, and corporate administrative expenses were allocated on the basis of relative percentage of services utilized or benefit received. red violet recorded expenses of $325,000 for the year ended December 31, 2018, as a result of the allocation of expenses from Fluent. Upon the Spin-off, Fluent no longer allocates any expenses to red violet.

In addition, share-based compensation of $344,000 for the year ended December 31, 2018, relating to the share-based awards granted by Fluent prior to the Spin-off, were recorded.

HOUSEHOLDING

As permitted by rules adopted by the SEC, we are delivering a single Notice of Internet Availability of Proxy Materials, annual report and proxy statement, as applicable, to any household at which two or more stockholders reside if we believe the stockholders are members of the same family, unless otherwise instructed by one or more of the stockholders. We will promptly deliver separate copies of these documents upon the written or oral request of any stockholders at a shared address to which a single copy of the documents were delivered.

If your household received a single set of any of these documents, but you would prefer to receive your own copy, or if you share an address with another stockholder and together both of you would like to receive only a single set of these documents, please contact Broadridge and inform them of your request by calling them at (866) 540-7095 or writing them at Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Be sure to include your name, the name of your brokerage firm and your account number with your brokerage firm (if applicable).

OTHER MATTERS

A copy of our Form 10-K for the year ended December 31, 2019, without exhibits, is being mailed with this proxy statement. Stockholders are referred to the Form 10-K for financial and other information about the Company.

Additional copies of our Form 10-K for the year ended December 31, 2019 may be obtained without charge by writing to Joshua Weingard, Corporate Counsel and Corporate Secretary, 2650 North Military Trail, Suite 300, Boca Raton, Florida 33431 or by telephone at (561) 757-4000. Exhibits will be furnished upon request. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.

We will pay for the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission, but such persons will not receive any special compensation for such services. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their out-of-pocket costs of sending the proxy materials to our beneficial owners.

ANNEX A

AMENDMENT TO THE

RED VIOLET, INC.

2018 STOCK INCENTIVE PLAN

WHEREAS, Red Violet, Inc., a Delaware corporation (the “Company”) currently maintains and sponsors the Red Violet, Inc. 2018 Stock Incentive Plan (the “Plan”); and

WHEREAS, Section 14(l) of the Plan provides that the Board of the Directors of the Company (“Board”) may amend the Plan from time to time; and

WHEREAS, the Board has determined it to be in its best interests to amend the Plan as set forth herein; and

NOW, THEREFORE, effective upon the Company’s Stockholders’ approval as set forth in Section 14(l) of the Plan, the following amendment to the Plan is hereby adopted:

Section 5(a) of the Plan shall be amended and restated to read as follows:

“(a) Shares Available for Awards. The Common Stock that may be issued pursuant to Awards granted under the Plan shall be treasury shares or authorized but unissued shares of the Common Stock. The total number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall be 4,500,000 shares. A maximum of 4,500,000 shares of Red Violet stock may be subject to grants of Incentive Stock Options.”

Except as modified by this Amendment, all of the terms and conditions of the Plan shall remain valid and in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this instrument as of the          day of                      2020, on behalf of the Company.

RED VIOLET, INC.

By:
Name:
Title:

ANNUAL MEETING OF RED VIOLET, INC.

Date:	June 3, 2020
Time:	11:00 A.M. (Eastern Time)
Place:	Annual Meeting to be held live via the Internet- please visit www.proxydocs.com/RDVT to register to attend the meeting

Please make your marks like this: ☒ Use dark black pencil or pen only

The Board of Directors Recommends a Vote “FOR” all nominees listed in proposal 1 and “FOR” proposals 2, 3, and 4.

1:	Election of Directors
		For		Withhold	Directors Recommend i

	01 Derek Dubner	☐		☐	For

	02 Peter Benz	☐		☐	For

	03 Steven Rubin	☐		☐	For

	04 Robert Swayman	☐		☐	For

		For	Against	Abstain

2:	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.	☐	☐	☐	For

3:	To approve an amendment to the Red Violet, Inc. 2018 Stock Incentive Plan (the “2018 Plan”) to increase the number of shares available for issuance under the 2018 Plan.	☐	☐	☐	For

4:	To hold a non-binding advisory vote to approve our named executive officers’ compensation.	☐	☐	☐	For

5:	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Annual Meeting of Red Violet, Inc.

to be held on Wednesday, June 3, 2020

for Holders as of April 17, 2020

This proxy is being solicited on behalf of the Board of Directors

VOTED BY:
INTERNET		TELEPHONE
Go To
www.proxypush.com/RDVT		844-926-2224
• Cast your vote online. • View Meeting Documents.	OR	• Use any touch-tone telephone.
• Have your Proxy Card/Voting Instruction Form ready.
• Follow the simple recorded instructions.
MAIL
OR • Mark, sign and date your Proxy Card/Voting Instruction Form.
• Detach your Proxy Card/Voting Instruction Form.
• Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints Daniel MacLachlan and Joshua Weingard, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Red Violet, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2, 3, AND 4, AND AUTHORITY WILL BE DEEMED GRANTED UNDER PROPOSAL 5.

PROXY TABULATOR FOR
RED VIOLET, INC.
P.O. BOX 8016
CARY, NC 27512-9903

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Proxy — Red Violet, Inc

Annual Meeting of Stockholders

June 3, 2020, 11:00 a.m. (Eastern Time)

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Daniel MacLachlan and Joshua Weingard (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Red Violet, Inc., a Delaware corporation (the “Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held Virtually, on Wednesday, June 3, 2020 at 11:00 a.m. (EDT) and all adjournments thereof.

The purpose of the Annual Meeting is to take action on the following:

1.	To elect four directors to serve for a one-year term until the 2021 Annual Meeting of Stockholders or until a successor is duly elected and qualified;

2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020;

3.	To approve an amendment to the Red Violet, Inc. 2018 Stock Incentive Plan (the “2018 Plan”) to increase the number of shares available for issuance under the 2018 Plan;

4.	To hold a non-binding advisory vote to approve our named executive officers’ compensation; and

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

The four directors up for re-election are: Derek Dubner, Peter Benz, Steven Rubin and Robert Swayman.

The Board of Directors of the Company recommends a vote “FOR” all nominees listed in proposal 1 and “FOR” proposals 2, 3, and 4.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees listed in proposal 1 and “FOR” proposals 2, 3, and 4. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.

To attend the meeting and vote your shares in person, please mark this box.	☐